Exhibit 5.1

November 21, 2011

Buckeye Partners, L.P.

One Greenway Plaza Suite 600

Houston, Texas 77046

Re: Buckeye Partners, L.P. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the offering by the Partnership of up to $1,000,000,000 of (i) limited partnership units representing limited partner interests in the Partnership (the “LP Units”) and (ii) other classes of units representing limited partner interests. We refer to the LP Units together with the other classes of units that may be offered pursuant to the Registration Statement as the “Units.” We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 19, 2010, and Amendment No. 1 thereto, which is currently in effect (the “Partnership Agreement”), (ii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), (iii) the Third Amended and Restated Limited Liability Company Agreement of Buckeye GP LLC, the general partner of the Partnership (the “Partnership GP”), dated as of November 19, 2010, and (iv) such other certificates, statutes and other instruments and as we have deemed necessary or appropriate for purposes of this letter. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Partnership GP and such agreements, certificates of public officials, certificates of officers or other representatives of the Partnership, the Partnership GP and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals,

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

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the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, (ii) that the parties to any executed documents, other than the Partnership, the Partnership GP, and the directors and officers of the Partnership GP, had the power, corporate or otherwise, to execute and deliver such documents, and the validity and binding effect thereof on such parties, (iii) that all information contained in all documents reviewed by us is true and correct, (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, and (v) that the Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable supplement to the Prospectus.

Based upon and subject to the foregoing, we are of the opinion that:

1. When (i) the Partnership has taken all necessary action to approve the issuance of the Units, the terms of the offering and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the Delaware Act, the Delaware Limited Liability Company Act and the federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent we do not admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.